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      I2636 High Bluff Drive, Suite 300 o San Diego, California 92I30-207I
                 TELEPHONE: (858) 523-5400 o FAX: (858) 523-5450


                                November 13, 2001
                              FILE NO. 027564-0006

Neurocrine Biosciences, Inc.
10555 Science Center Drive
San Diego, California 92121

Re: Neurocrine Biosciences, Inc.: $200,000,000 Aggregate Offering Price of Securities

Ladies and Gentlemen:

     At your request, we have examined the registration statement on Form S-3 (the "Registration Statement") being filed by Neurocrine Biosciences, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as shall be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"), by the Company of up to $200,000,000 aggregate offering price (as such amount may be increased pursuant to a registration statement filed with the Commission under Rule 462(b) in connection with the Registration Statement) of (i) debt securities (the "Debt Securities"), (ii) shares of preferred stock, par value $0.001 per share (the "Preferred Stock"), or (iii) shares of common stock, par value $0.001 per share (the "Common Stock"). The Debt Securities, Preferred Stock and Common Stock are collectively referred to as the "Securities." The Registration Statement provides that Debt Securities may be convertible into shares of Common Stock or Preferred Stock and Preferred Stock may be convertible into shares of Common Stock.

     The Debt Securities will be issued pursuant to an indenture, the form of which is attached as an exhibit to the Registration Statement by and among the Company and a trustee to be named (the "Trustee"), as the same may be amended or supplemented from time to time (the "Indenture").

     In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law. As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

     We have been furnished with, and with your consent have relied upon, certificates of officers of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

     We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the General Corporation Law of the State of Delaware and the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws or as to any matters of municipal law or the laws of any other local agencies within any state.

     Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. When the specific terms of a particular Debt Security have been duly established in accordance with the Indenture and applicable law and when the Indenture has been duly executed and delivered by the Company, and such Debt Security has been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of the Indenture and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Debt Security will constitute a valid and binding obligation of the Company in accordance with its terms.

2. The Company has the authority pursuant to its Restated Certificate of Incorporation (the "Certificate") to issue up to 5,000,000 shares of Preferred Stock. When a series of Preferred Stock has been duly established in accordance with the terms of the Certificate and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of shares of such Preferred Stock against payment therefor of legal consideration in excess of the par value thereof in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such resolution, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3. The Company has authority pursuant to the Certificate to issue up to 50,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of shares of such Common Stock against payment therefor of legal consideration in excess of the par value thereof in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such resolution, such shares of Common Stock will be validly issued, fully paid and nonassessable.

     The opinion expressed in paragraph 1 above is further subject to the following limitations, qualifications and exceptions: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion (i) concerning the enforceability of the waiver of rights or defenses contained in
Section 5.14 of the Indenture relating to waiver of stay, extension or usury laws or (ii) with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

     To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee will be duly qualified to engage in the activities contemplated by the Indenture; that the Indenture will be duly authorized, executed and delivered by the Trustee and will constitute the legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee will be in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the Indenture.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included therein.

     This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                Very truly yours,

                              /s/ Latham & Watkins